                                                                    EXHIBIT 4(x)




                      SALOMON SMITH BARNEY HOLDINGS INC.
                          SSBHI MERGER COMPANY INC.



                                     and



                          THE CHASE MANHATTAN BANK,
                                   Trustee




                         FIRST SUPPLEMENTAL INDENTURE
                           Dated as of July 1, 1999



      Supplemental Indenture to the Indenture dated as of April 14, 1999 providing for the issuance of series of securities
                representing interests in a forward contract.

         FIRST SUPPLEMENTAL INDENTURE, dated as of July 1, 1999 (the "First Supplemental Indenture"), among SALOMON SMITH BARNEY HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware ("SSBH"), SSBHI MERGER COMPANY INC., a corporation duly organized and existing under the laws of the State of New York (the "Merger Company"), and THE CHASE MANHATTAN BANK, a corporation duly organized and existing under the laws of the State of New York, as Trustee (the "Trustee"), under the Indenture dated as of April 14, 1999 (the "Indenture").

                                   WITNESSETH:

         WHEREAS, SSBH executed and delivered to the Trustee the Indenture to provide for the issuance from time to time of series of Securities (as defined in the Indenture);

         WHEREAS, SSBH has issued Securities pursuant to the Indenture, from time to time;

         WHEREAS, Section 701 of the Indenture provides that in the case of a merger of SSBH into another corporation, such corporation shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in a form satisfactory to the Trustee, the due and punctual payment of all amounts owed on the Securities and the performance of every covenant of the Indenture to be performed or observed by SSBH;

         WHEREAS, SSBH will merge into Merger Company (the "Merger"), effective as of the effective time of the Merger (the "Effective Time"), pursuant to an Agreement and Plan of Merger dated as of July 1, 1999 between Merger Company and SSBH (the "Merger Agreement");

         WHEREAS, pursuant to the Agreement and Plan of Merger, as of the Effective Time, Merger Company will change its name to Salomon Smith Barney Holdings Inc.;

         WHEREAS, as of the Effective Time of the Merger, Merger Company, as successor by merger to SSBH, will succeed, insofar as permitted by law, to all rights, liabilities and obligations of SSBH under the provisions of the Merger Agreement;

         WHEREAS, SSBH and Merger Company desire to enter into this First Supplemental Indenture;

         WHEREAS, immediately after the Merger, no Acceleration Event (as defined in the Indenture) and no event which, after notice or lapse of time or both, would become an Acceleration Event shall have happened or be continuing;

         NOW, THEREFORE, Merger Company covenants and agrees with the Trustee for the equal and proportionate benefit of all the present and future holders of the Securities as follows:

                                    ARTICLE I

                           ASSUMPTION AND SUBSTITUTION

         Section 1.01. As of the Effective Time, Merger Company hereby expressly agrees to assume the due and punctual payment of all amounts owed on the Securities and the performance of every covenant of the Indenture to be performed or observed by SSBH.

         Section 1.02. As of the Effective Time, and by virtue of such assumption and of the Merger Agreement, Merger Company hereby will succeed and be substituted for SSBH under the Indenture with the same effect as if Merger Company had been named as "the Company" in the Indenture, and thereafter from time to time may exercise every right and power of "the Company" under the Indenture, in the name of SSBH or its own name; and any act or proceeding by provision of the Indenture required or permitted to be done by the Board of Directors or any officer of SSBH may be done with like force and effect by the like Board of Directors or officer of Merger Company.

                                   ARTICLE II

                                  MISCELLANEOUS

         Section 2.01 The Trustee accepts the trusts created by this First Supplemental Indenture upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible or accountable in any manner whatsoever for or in respect of, and makes no representation with respect to, the validity or sufficiency of this First Supplemental Indenture or the due execution hereof by SSBH or Merger Company and shall not be responsible in any manner whatsoever for or in respect of the correctness of the recitals and statements contained herein, all of which recitals and statements are made solely by SSBH or Merger Company, as the case may be.

         Section 2.02 Except as hereby expressly modified, the Indenture is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect.

         Section 2.03 This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

         The Trustee hereby accepts the trusts in this First Supplemental Indenture declared and provided, upon the terms and conditions herein set forth.

         IN WITNESS WHEREOF, each of SALOMON SMITH BARNEY HOLDINGS INC., SSBHI MERGER COMPANY INC., and THE CHASE MANHATTAN BANK, as Trustee, has caused this First Supplemental Indenture to be signed and acknowledged by one of its officers thereunto duly organized, and its corporate seal to be affixed hereto, and the same to be attested by the signature of its Secretary or one of its Assistant Secretaries, all as of July 1, 1999.

                               SALOMON SMITH BARNEY HOLDINGS INC.


                               By: /s/ Mark Kleinman
                                   ---------------------------------------------
                                   Name:  Mark Kleinman
                                   Title: Executive Vice President and Treasurer


Attest:

By: /s/ Shelley J. Dropkin
   -------------------------
       (Corporate Seal)
       Name: Shelley J. Dropkin
       Title: Assistant Secretary

                               SSBHI MERGER COMPANY INC.


                               By: /s/ Mark Kleinman
                                   ---------------------------------------------
                                   Name:  Mark Kleinman
                                   Title: Executive Vice President and Treasurer

Attest:

By: /s/ Shelley J. Dropkin
   -------------------------
       (Corporate Seal)
       Name: Shelley J. Dropkin
       Title: Assistant Secretary

                               THE CHASE MANHATTAN BANK, as Trustee


                               By: /s/ Cynthia Kerpen
                                   ---------------------------------------------
                                   Name: Cynthia Kerpen
                                   Title: Vice President

Attest:

By: /s/ Aranka R. Paul
   ------------------------
       (Corporate Seal)
       Name: Aranka R. Paul
       Title: Trust Officer